**SHARE PLEDGE AGREEMENT**

THIS SHARE PLEDGE AGREEMENT (the "Agreement") dated and effective as of [________________], 2009, is made by **NEW MEDIA LOTTERY SERVICES INC.** a Delaware corporation ("Pledgor"), in favor of **TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND FIS,** a corporation organized under the laws of Luxembourg ("Secured Party"), (Pledgor and Secured Party each a "Party" and together, the "Parties").

## RECITALS

A. Pledgor, Secured Party and New Media Lottery Services plc, an entity organized under the laws of Ireland (the "Company"), entered into a certain Convertible Loan Agreement in the amount of 1,300,000 EUR with a Closing Date as of May 30, 2008 and a Convertible Loan Agreement in the amount of 1,150,000 EUR with a Closing Date of October 31, 2008 (collectively, the "Loan Agreements").

B. The Company has requested a restructuring of the repayments due under the Loan Agreements and, in connection therewith, the Company, Pledgor and Secured Party are entering into a Loan Facility Restructuring Agreement, dated effective as of February 28, 2009 (the "Restructuring Agreement"), in order to set forth the terms of the restructure of such repayments.

C. Pledgor is the owner of 20,205,129 ordinary shares of the Company (the "Shares") which represent eighty and 23/100 percent (80.23%) of the total issued and outstanding ordinary shares of the Company.

D. Pursuant to the terms of the Restructuring Agreement, Pledgor has (i) executed that certain Cross Corporate Guarantee and Indemnity Deed To Be Given By New Media Lottery Services, Inc., dated as of the date hereof (the "Guarantee"), and (ii) agreed to pledge the Shares in favor of Secured Party to secure the prompt, punctual and faithful performance of the Obligations (defined below) pursuant to the term set forth in this Agreement.

## SHARE PLEDGE

NOW, THEREFORE, in consideration of the covenants contained in this Agreement, the Restructure Agreement and the Guarantee, the Parties agree as follows:

1. Pledged Shares. The "Pledged Shares" shall mean and refer to the Shares and shall include any shares distributed to Pledgor in connection with any stock dividend paid with respect to the Shares or any distribution of shares in the Company in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off, and the certificates representing such additional shares. The Pledged Shares shall include any and all shares in the Company directly or indirectly owned by Pledgor.

2. Security Interest. Pledgor hereby pledges to Secured Party, and grants, assigns, transfers, sets over to Secured Party a first priority security interest in all of Pledgor's right, title and interest in the Pledged Shares.

3. Obligations. The obligations secured by this Agreement (the "Obligations") shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Pledgor and/or the Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Guarantee, the Loan Agreements (as amended by the Restructure Agreement), or any other instrument or agreement, including, all interest, fees, charges, expenses,

attorneys' fees and costs and accountants' fees and costs (which fees, charges and expenses shall, in all cases, be reasonable) chargeable to and payable by Pledgor or the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent.

4. Representations and Warranties. Pledgor hereby represents and warrants to Secured Party as follows:

a. Pledgor is the record owner of the Pledged Shares, and owns all the ownership, voting and other rights in the Pledged Shares, free and clear of all claims, liens, pledges, options, security interests, attachments, and encumbrances, except for those created hereunder and will warrant and defend Secured Party's security interest in such Pledged Shares and all related collateral against the claims of all persons whomsoever. Pledgor has full power, right, and authority to execute, deliver, and perform the pledge, assignment, transfer and grant of the security interest set forth herein.

b. This Agreement creates and constitutes and will at all times constitute a valid, direct and paramount first priority security interest in the Pledged Shares.

c. The execution, delivery and performance of this Agreement by Pledgor will not (i) violate any provisions of (A) law; (B) any order of any court or other government agency applicable to Pledgor or its property, or (C) any agreement to which Pledgor is a party or by which Pledgor or any of its properties is bound; or (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Pledged Shares.

5. Affirmative Covenants. Pledgor covenants and agrees with Secured Party that Pledgor will:

a. Within three (3) days from the execution of this Agreement, deliver to Secured Party, and maintain with Secured Party during the term hereof, the original stock certificate(s) evidencing the Pledged Shares and a duly executed instrument of transfer or assignment in blank (a "Stock Power") authorizing the transfer of the Pledged Shares to Secured Party or a person designated by Secured Party;

b. Cause the Company to maintain appropriate stop transfer legends in its corporate stock or other ownership record books prohibiting any attempted transfer thereof by Pledgor;

c. Comply with each and every other provision of this Agreement and promptly do or refrain from doing such acts as Secured Party may reasonably request in writing to effectuate the provisions and purposes of this Agreement;

d. Pay or cause to be paid prior to delinquency all taxes, fees, assessments or other charges now or hereinafter imposed upon the Pledged Shares or any proceeds thereof; and

e. Perform such other actions as may be necessary to ensure that all representations and warranties made hereunder shall be true and correct in all material respects during the term hereof.

6. Negative Covenants. Pledgor covenants and agrees with Secured Party that Pledgor shall not:

a. contract, create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, security interest, charge or encumbrance of any kind, upon, or pledge of, any of the Pledged Shares other than that in favor of Secured Party created hereby, or attempt to sell, transfer, convey or otherwise dispose of any interest in the Pledged Shares; or

b. Permit the issuance of any additional shares of capital stock of the Company or any securities convertible into common stock without the prior written consent of Secured Party.

7. Termination. This Agreement shall terminate upon full payment of the Obligations. The pledge, assignment, transfer, setting over, conveyance, and security interest in, the Pledged shares shall continue in full force and effect until payment in full of the Obligations,.

8. Event of Default. Pledgor shall be in default under this Agreement when any of the following events or conditions (each an "Event of Default") occurs:

a. Pledgor shall be in default of or fail to comply in any material respect with any term, obligation, covenant, or condition contained in this Agreement or the Guarantee, or with respect to any other obligation to or in favor of Secured Party, if such default is not cured within ten (10) days after receipt of written notice by Secured Party notifying Pledgor of such default;

b. The Company shall be in default under any Loan Agreements, as amended by the Restructure Agreement, or with respect to any other obligation to or in favor of Secured Party, if such default is not cured within ten (10) days after receipt of written notice by Secured Party notifying Pledgor of such default or such shorter cure period as permitted under the Loan Agreements, as amended;

c. Either Pledgor or the Company makes an assignment for the benefit of creditors, is the subject of any voluntary or involuntary case commenced under the federal bankruptcy laws, as now constituted or hereafter amended (which, in the case of involuntary bankruptcy, is not dismissed within sixty (60) days), or of any other proceeding under other applicable laws of any jurisdiction regarding bankruptcy, insolvency, reorganization, adjustment of debt or other forms of relief for debtors, has a receiver, trustee, liquidator, assignee, custodian or similar official appointed for it or for any substantial part of its property, or is the subject of any dissolution or liquidation proceeding;

d. Any representation or warranty made or furnished by or on behalf of Pledgor or the Company in connection with this Agreement, the Guarantee or the Loan Agreements, as amended by the Restructure Agreement, proves to have been incorrect or misleading in any material respect when made or furnished; or

e. Secured Party, reasonably and in good faith, deems itself to be insecure.

9. Rights and Remedies of Secured Party. Upon the occurrence of an Event of Default, then in addition to all other rights and remedies set forth herein:

a. Secured Party shall be entitled to vote the shares of stock remaining subject to this Agreement and shall be entitled to receive any dividend or other distribution corresponding to the ownership of such shares of stock;

b. Secured Party shall have the right from time to time, in any commercially reasonable manner, to sell, resell, assign, transfer and deliver all or any part of the Pledged Shares at such time or times and at such place or places, and upon such terms and conditions as Secured Party may deem proper, and in connection therewith may grant options and may impose reasonable conditions, all without (except as shall be required by any applicable statute which cannot be waived) advertisement or demand upon or notice to Pledgor or right of redemption of Pledgor, all of which are hereby expressly waived by Pledgor, except where any such rights cannot be waived under any applicable law;

c. Secured Party shall have the right to receive, endorse, assign or deliver in its own name or the name of Pledgor any and all checks, drafts or other instruments for the payment of money relating to the Pledged Shares and Pledgor hereby waives notice of presentment, protest and nonpayment of any instruments so endorsed. In furtherance of the foregoing, Pledgor hereby irrevocably appoints

Secured Party, or any of its officers or designees, as Pledgor's true and lawful agent and attorney-in-fact, with power of substitution, (i) to transfer the Pledged Shares in the name of Secured Party or its assigns, (ii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Shares or to enforce any rights in respect thereof, (iii) to settle, compromise, compound, adjust or, defend any actions, suits or proceedings relating to or pertaining to all or any of the Pledged Shares, (iv) to execute such other further grants, mortgages, pledges and assignments of the Pledged Shares as Secured Party may reasonably require for the purpose of protecting or maintaining the security interest granted to Secured Party, (v) to vote the Pledged Shares in such manner and for such purposes as Secured Party may, in its sole and absolute discretion, desire, including, but not limited to, voting to remove any and all of the then existing directors, officers or partners of the Company or any subsidiary thereof and selling the Pledged Shares on such terms as Secured Party shall desire; provided, however, unless and until an Event of Default has occurred and has continued beyond the expiration of the applicable cure period, that the foregoing shall not prohibit Pledgor from voting or collecting dividends with respect to the Pledged Shares, and (vi) generally to perform all other acts Secured Party in its sole discretion deems necessary or proper to carry out the intention of this Agreement, as fully and completely as though Secured Party were the absolute owner of the Pledged Shares for all purposes, and Pledgor hereby ratifies and confirms all that Secured Party, as such agent and attorney-in-fact, or its substitutes, shall do by virtue of this appointment and grant of power;

d. Pledgor will, upon the receipt of any payments, revenue, income, profits or other sums resulting from any Pledged Shares, or of any check, draft, note or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Secured Party in precisely the form received, and will forthwith, without any notice or demand whatsoever (all notices, demands or other actions on the part of Secured Party being hereby expressly waived), endorse, transfer and deliver any such sums or instruments, or both, to Secured Party for prompt application to the payment of the Obligations in a manner satisfactory to Secured Party; and

e. Secured Party will exercise its remedies under this Section 9 in accordance with the applicable provisions of Article 9 of the Uniform Commercial Code of the State of Florida, Chapter 679 of the Florida Statutes, in effect as of the date of such Event of Default.

10. Notice of Disposition. To the extent that a reasonable notice of sale or disposition is required under Article 9 or any applicable law with respect to any portion of the Pledged Shares, that requirement shall be met if such notice is mailed by certified or registered mail, postage prepaid, to Pledgor at its address above at least fifteen (15) days before the time of the sale or other disposition.

11. Application of Proceeds. The net proceeds of any collection, recovery, realization or sale of the Pledged Shares or portion thereof, after deducting all reasonable expenses of retaking, holding, preparing for sale, selling or the like (including reasonable attorneys' fees), shall be applied to the payment of the Obligations, and, after the Obligations have been paid in full, the remaining proceeds shall be remitted to Pledgor.

12. No Obligation to Sell. Secured Party shall have no obligation to sell or otherwise realize upon any of the Pledged Shares as authorized herein, and shall not be responsible for any failure to do so or for any delay in so doing.

13. Secured Party's Duty of Care. Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Pledged Shares against third parties and Pledgor agrees to take such steps.

14. Notices. Any notice, demand or other communication required to or permitted to be given or made hereunder in writing, shall be deemed given or made when (a) delivered in person; (b) two

(2) days after such communication is posted in the mail; or (c) one (1) day after such communication is sent by a nationally recognized overnight courier service. Such communications shall be addressed as follows:

| | |
|---|---|
| If to Secured Party: | Trafalgar Capital Specialized Investment Fund FIS<br>8-10 Rue Mathias Hardt<br>BP 3023<br>Luxembourg, L-1030<br>Attention: Bob Press |
| With a copy to: | K&L Gates LLP<br>200 S. Biscayne Blvd., Suite 3900<br>Miami, Florida 33131<br>Attention: Clayton E. Parker, Esq. |
| If to Pledgor: | New Media Lottery Services Inc.<br>370 Neff Avenue<br>Suite L<br>Harrisonburg, Virginia 22809<br>Attention: ________________ |
| With a copy to: | ________________________<br>________________________<br>________________________<br>Attention: ________________ |

15. Miscellaneous.

a. No Waiver; Remedies Cumulative. No waiver by Secured Party of any default shall operate as a waiver of any other default on a future occasion. No delay or omission on the part of Secured Party in exercising any of its rights shall operate as a waiver of such rights or any other right. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

b. Expenses; Stamp Taxes. Pledgor shall reimburse Secured Party for all expenses (including, without limitation, attorney fees and costs) of, or incidental to the enforcement of any of the provisions of, this Agreement or the Guarantee or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Pledged Shares and for defending or asserting the rights and claims of Secured Party in respect of the Pledged Shares, by litigation or otherwise, including, without limitation, fees and expenses of counsel for Secured Party. All such expenses shall be secured by the Pledged Shares.

c. Further Assurances. Pledgor agrees to do or refrain from doing any and all such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may, in its sole and absolute discretion, at any time request in connection with the administration and enforcement of this Agreement, or with respect to the Pledged Shares or any part thereof or in order better to assure and confirm unto Secured Party its respective rights and remedies hereunder.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if the parties have or can acquire jurisdiction, in the United States District Court for the Southern District of Florida.

Pledgor irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such courts and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.

e. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

f. Notice. Any notice or other communication shall be in writing.

g. Construction. The headings of the various provisions of this Agreement are for convenience of reference only, and do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof. Both Parties acknowledge that they and their respective counsel have had full opportunity to review this Agreement and therefore the rule of construction that in the event of an ambiguity this Agreement shall be construed against the drafter of such Agreement shall not apply in this case.

h. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

i. Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, or otherwise not binding on any party hereto, such provision shall be deemed severed from this Agreement, but every other provision or part thereof shall remain in full force and effect.

j. Headings. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the structural interpretation of this Agreement.

k. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

l. Entire Agreement; Amendment. This Agreement and the Guarantee comprise the entire agreement of the Parties with respect to the Pledged Shares, and may not be amended or modified except by written agreement of Pledgor and Secured Party.

m. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCMENT FOR PLEDGOR AND SECURED PARTY ENTERING INTO THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

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IN WITNESS WHEREOF, Pledgor and Secured Party have signed this Agreement effective as of the date set forth above, intending to be legally bound.

**PLEDGOR:**
**NEW MEDIA LOTTERY SERVICES INC.**

By: ______________________________
Name: ____________________________
Title: _____________________________

**SECURED PARTY:**
**TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND FIS**

By: ______________________________
Name: ____________________________
Title: _____________________________